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                                                                    EXHIBIT 23.1

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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fleet Financial Group, Inc.:

= We consent to incorporation by reference in the Registration Statements (Nos. 33-17765-02 and 33-20387) on Form S-8, the Registration Statements (Nos. 33-50708 and 33-51311) on Form S-3 and the Registration Statement (No. 33-57627) on Form S-4 of Shawmut National Corporation of our report dated January 18, 1995, with respect to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1994, and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1994, which report appears in the Current Report on Form 8-K of Shawmut National Corporation dated April 13, 1995. Our report refers to a change in the method of accounting for investments.

                                          /s/ KPMG PEAT MARWICK LLP

Providence, Rhode Island
April 13, 1995

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